Exhibit 2

INTRABIOTICS PHARMACEUTICALS, INC.

NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
AUTOMATIC STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of IntraBiotics Pharmaceuticals, Inc. (the “Corporation”):

Optionee:

Grant Date:

Exercise Price:  $                                                                                                                         per share

Number of Option Shares:                    shares of Common Stock

Expiration Date:

Type of Option:  Non-Statutory Stock Option

Date Exercisable:  Immediately Exercisable

Vesting Schedule:  The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the lower of (i) the Exercise Price paid per share or (ii) the Fair Market Value per share at the time of repurchase. Optionee shall acquire a vested interest in, and the Corporation’s repurchase right shall accordingly lapse with respect to, the Option Shares upon Optionee’s completion of one year of service as a member of the Corporation’s Board of Directors (the “Board”) measured from the Grant Date. In no event shall any Option Shares vest after Optionee’s cessation of Board service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the IntraBiotics Pharmaceuticals, Inc. 2004 Stock Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ANY UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A REPURCHASE RIGHT EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHT SHALL BE

SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

No Impairment of Rights. Nothing in this Notice or the attached Automatic Stock Option Agreement or in the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation and the Corporation’s stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED:                           , 200

INTRABIOTICS PHARMACEUTICALS, INC.

By:

Title:

OPTIONEE

Address:

ATTACHMENTS
Exhibit A - Automatic Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

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EXHIBIT A

AUTOMATIC STOCK OPTION AGREEMENT

INTRABIOTICS PHARMACEUTICALS, INC.

AUTOMATIC STOCK OPTION AGREEMENT

RECITALS

A.                                   The Corporation has implemented an automatic option grant program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

B.                                     Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase shares of Common Stock under the Plan.

C.                                     All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.                                       Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 7.

3.                                       Limited Transferability.

(a)                                  This option may be assigned in whole or in part during Optionee’s lifetime to one or more of the Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

(b)                                 Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of inheritance. However, Optionee may  designate one or more persons as the beneficiary or beneficiaries of this option, and  this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the specified time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

4.                                       Exercisability/Vesting.

(a)                                  This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are at the time vested in accordance with the Vesting Schedule, and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 7.

(b)                                 Optionee shall, in accordance with the Vesting Schedule set forth in the Grant Notice, vest in the Option Shares in one or more installments over his or her period of Board service. The Option Shares shall, however, be subject to accelerated vesting pursuant to the provisions of Paragraph 5, 6 or 7, but in no event shall any additional Option Shares vest following Optionee’s cessation of service as a Board member.

5.                                       Cessation of Board Service. Should Optionee’s service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

(a)                                  Should Optionee cease to serve as a Board member for any reason (other than death, Retirement or Permanent Disability) while this option is outstanding, then the period during which this option may be exercised shall be reduced to a twelve (12)-month period measured from the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) may not exercise this option in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date of his or her cessation of Board service. Upon the earlier of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.

(b)                                 Should Optionee die during the twelve (12)-month period following his or her cessation of Board service but while this option is outstanding, then (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 or (iii) the designated beneficiary or beneficiaries of this option (as the case may be) shall have the right to exercise this option for any or all of the Option Shares in which Optionee is vested at the time of Optionee’s cessation of Board service (less any Option Shares purchased by Optionee after such cessation of Board service but prior to death). Any such right

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to exercise this option shall terminate, and this option shall accordingly cease to be exercisable for such vested Option Shares, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Board service or (ii) the specified Expiration Date.

(c)                                  Should Optionee cease service as a Board member by reason of Retirement, then this option may be exercised for any or all of the Option Shares in which Optionee is vested at the time of his or her Retirement, and this option shall remain so exercisable until the specified Expiration Date.

(d)                                 Should Optionee cease service as a Board member by reason of death or Permanent Disability, then any Option Shares at the time subject to this option but not otherwise vested shall vest in full, and this option may be exercised for any or all of the Option Shares as fully vested shares of Common Stock at any time prior to the  specified Expiration Date of the option term.

(e)                                  Upon Optionee’s cessation of Board service for any reason other than death or Permanent Disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraphs 6 and 7 below.

6.                                       Change in Control.

(a)                                  Should a Change in Control occur during Optionee’s period of Board service, then any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for that Change in Control, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(b)                                 If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

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7.                                       Hostile Take-Over/Hostile Tender-Offer.

(a)                                  In the event of a Hostile Take-Over effected during Optionee’s period of Board service, any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of that Hostile Take-Over, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. This option shall remain exercisable for such fully vested Option Shares until the earliest to occur of (i) the specified Expiration Date, (ii) the sooner termination of this option in accordance with Paragraph 5 or 6 or (iii) the surrender of this option under Paragraph 7(b).

(b)                                 Optionee shall have an unconditional right, exercisable at any time during the thirty (30)-day period immediately following the consummation of a Hostile Tender-Offer effected during his or her period of Board service, to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-Offer Price of the Option Shares at the time subject to the surrendered option (whether or not those Option Shares are otherwise at the time vested) over (ii) the aggregate Exercise Price payable for such shares. This Paragraph 7(b) limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee, except to the extent the option is transferred in accordance with the provisions of this Agreement.

(c)                                  To exercise the Paragraph 7(b) limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the option is being surrendered. Such notice must be accompanied by the return of Optionee’s copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) business days following such delivery date. The exercise of such limited stock appreciation right in accordance with the terms of this Paragraph 7 has been pre-approved pursuant to the express provisions of the Automatic Option Grant Program, and neither the approval of the Plan Administrator nor the consent of the Board shall be required at the time of the actual option surrender and cash distribution. Upon receipt of the cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms and provisions of this Agreement, and the Corporation shall accordingly issue a replacement stock option agreement (substantially in the same form as this Agreement) for those remaining Option Shares.

8.                                       Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i)

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the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9.                                       Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

10.                                 Manner of Exercising Option.

(a)                                  In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)                              cash or check made payable to the Corporation,

(B)                                shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(C)                                to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

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(iii)                               Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(b)                                 Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or the Purchase Agreement) delivered to the Corporation in connection with the option exercise.

(c)                                  As soon after the Exercise Date as practical, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation’s repurchase rights and may be held in escrow with the Corporation until such shares vest.

(d)                                 In no event may this option be exercised for any fractional shares.

11.                                 No Impairment of Rights. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

12.                                 Compliance with Laws and Regulations.

(a)                                  The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)                                 The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

13.                                 Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

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14.                                 Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15.                                 Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

16.                                 Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

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APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Automatic Stock Option Agreement.

B.                                     Board shall mean the Corporation’s Board of Directors.

C.                                     Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)                                  a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii)                               the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

D.                                    Code shall mean the Internal Revenue Code of 1986, as amended.

E.                                      Common Stock shall mean shares of the Corporation’s common stock.

F.                                      Corporation shall mean IntraBiotics Pharmaceuticals, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of IntraBiotics Pharmaceuticals, Inc. which shall by appropriate action adopt the Plan.

G.                                     Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

H.                                    Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

I.                                         Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

J.                                        Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately preceding the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date immediately preceding the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately preceding the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date immediately preceding the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K.                                    Family Member shall mean any of the following members of the Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

L.                                      Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

M.                                 Grant Notice shall mean the Notice of Grant of Automatic Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

N.                                    Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i)                                     a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii)                                  a Hostile Tender-Offer.

O.                                    Hostile Tender-Offer shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

P.                                      1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Q.                                    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

R.                                     Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.

S.                                      Option Shares shall mean the number of shares of Common Stock subject to the option.

T.                                     Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

U.                                    Permanent Disability shall mean the inability of Optionee to perform his or her usual duties as a member of the Board by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

V.                                     Plan shall mean the Corporation’s 2004 Stock Incentive Plan.

W.                                Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Exercise Price, any and all unvested Option Shares held by Optionee at the time of Optionee’s cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares while those shares are unvested and subject to such repurchase right.

X.                                    Retirement shall mean the cessation of Board service after the later of (i) the completion of five (5) years of Board service or (ii) attainment of age fifty-five (55).

Y.                                     Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

Z.                                     Tender-Offer Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Tender-Offer or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Tender-Offer.

AA.                         Vesting Schedule shall mean the vesting schedule specified in the Grant Notice, pursuant to which the Option Shares will vest in one or more installments over the Optionee’s period of Board service, subject to acceleration in accordance with the provisions of the Agreement.

EXHIBIT B

PLAN SUMMARY AND PROSPECTUS

NON-EMPLOYEE BOARD MEMBERS

INTRABIOTICS PHARMACEUTICALS, INC.

2004 STOCK INCENTIVE PLAN

PLAN SUMMARY AND PROSPECTUS

AUTOMATIC OPTION GRANT PROGRAM

The date of this Prospectus is                       , 2004

THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

INFORMATION ON THE
2004 STOCK INCENTIVE PLAN

AUTOMATIC OPTION GRANT PROGRAM

IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), is offering shares of its common stock (“Common Stock”) to the non-employee members of the Corporation’s Board of Directors (the “Board”) pursuant to option grants made under the Automatic Option Grant Program in effect under the Corporation’s 2004 Stock Incentive Plan (the “Plan”). Unless the context indicates otherwise, all references to the Corporation in this Plan Summary and Prospectus include IntraBiotics Pharmaceuticals, Inc. and its parent and subsidiary corporations, whether now existing or subsequently established.

Introduction

The Plan became effective upon adoption by the Board on March 2, 2004 and was approved by the stockholders at the 2004 Annual Meeting. The Plan serves as the successor to the Corporation’s 2000 Equity Incentive Plan (the “Predecessor Plan”).

All options outstanding under the Predecessor Plan at the time of the 2004 Annual Meeting have been transferred to the new Plan, and no further option grants or stock issuances will be made under the Predecessor Plan. Each option so transferred will continue to be governed by the terms of the agreement evidencing that option, and no provision of the new Plan will adversely affect or otherwise modify the rights of the holders of such transferred options with respect to their acquisition of shares of Common Stock thereunder.

The Plan is comprised of three separate equity incentive programs:  (i) the Discretionary Grant Program under which eligible persons may be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock; (ii) the Stock Issuance Program under which eligible persons may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation; and (iii) the Automatic Option Grant Program under which non-employee Board members will automatically receive special option grants at designated intervals over their period of Board service.

This Plan Summary and Prospectus is intended to provide the non-employee Board members with information concerning the principal features of the Automatic Option Grant Program in effect under the Plan and the options granted pursuant to that program.

Purpose

The Automatic Option Grant Program has been designed to promote the interests of the Corporation by creating a special equity incentive arrangement to attract and retain the services of highly-qualified non-employee Board members. Each eligible non-employee Board member will have the opportunity under the program to acquire an equity interest in the Corporation as an incentive for such individual to continue to serve on the Board. Each option under the Automatic Option Grant Program will be a non-statutory stock option (“Non-

Statutory Option”) not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Federal income tax consequences applicable to Non-Statutory Options are summarized in the “Federal Tax Consequences” section below.

Administration

The Discretionary Grant and Stock Issuance Programs under the Plan will, with respect to all executive officers and Board members subject to the short-swing profit restrictions of the federal securities laws, be administered by the Compensation Committee. Such committee is comprised of two (2) or more non-employee Board members appointed by the Board, and each member will serve for so long as the Board deems appropriate and may be removed by the Board at any time. The Compensation Committee will also administer the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs. However, a secondary committee of one or more Board members may be delegated separate but concurrent jurisdiction with the Compensation Committee to administer those programs with respect to such persons.

The Compensation Committee and any secondary Board committee will each, within the scope of their administrative jurisdiction under the Plan, have full power and authority to determine, with respect to the stock options and stock appreciation rights granted under the Discretionary Grant Program or the stock issuances or other stock-based awards made under the Stock Issuance Program, the persons who are to be granted such awards, the time or times when those awards are to be made, the number of shares to be subject to each such award, the time or times when the award is to become exercisable, the vesting schedule applicable to each award and the maximum period for which any awarded stock option or stock appreciation right  is to remain outstanding. However, any awards which are to be made under the Discretionary Grant or Stock Issuance Program to members of the Compensation Committee will require the approval of a disinterested majority of the Board.

Neither the Compensation Committee nor any secondary committee will perform any discretionary functions under the Automatic Option Grant Program. The terms and conditions of the option grants made under the Automatic Option Grant Program (including the timing and pricing of each such option grant) will be determined solely in accordance with the express provisions of such program.

Issuable Stock

The maximum number of shares of Common Stock issuable over the term of the Plan will initially be limited to 2,050,000 shares (subject to adjustment for certain changes in the Corporation’s capital structure). Such share reserve consists of (i) the number of shares transferred to this Plan from the Predecessor Plan when the new Plan was approved by the stockholders at the 2004 Annual Meeting,  including the shares subject to outstanding options under the Predecessor Plan which were transferred to the new Plan at that time, plus (ii) an additional increase of approximately 1,200,000 shares of Common Stock.

The number of shares of Common Stock available for issuance under the Plan will automatically increase on the first trading day in January each calendar year, beginning with calendar year 2005, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December in the immediately preceding calendar year, but in no event will any such annual increase exceed 2,000,000 shares.

No individual participating in the Plan may receive stock options, stand-alone stock appreciation rights, direct stock issuances or other stock-based awards for more than 1,000,000 shares of Common Stock under the Plan per calendar year.

Should one or more outstanding awards made under the Plan expire or terminate for any reason prior to the issuance of all the shares of Common Stock subject to those awards, the shares of Common Stock subject to the portion of each such award that are not issued will be available for subsequent award and issuance under the Plan.

 Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at a price per share not more than the original exercise price or issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan will be added back to the number of shares of Common Stock available for issuance under the Plan and may accordingly be reissued through one or more subsequent option grants, stock appreciation rights, direct stock issuances or other stock-based awards under the Plan. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan will be reduced only by the net number of shares issued under the exercised option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of Common Stock available for issuance under the Plan will be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program. Upon the exercise of any stock appreciation right granted under the Plan, the share reserve will be reduced only by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such stock appreciation right is exercised.

The Common Stock will be made available either from authorized but unissued Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share increase provisions of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option (including the options transferred from the Predecessor Plan) or stock appreciation right, (v) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award and the issue price (if any) payable per share and (vi) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board for service on the Board or any Board committee. The adjustments to such outstanding awards will preclude the dilution or enlargement of the rights and benefits available under those awards.

AUTOMATIC OPTION GRANT PROGRAM

Eligibility

The individuals eligible to receive option grants under the Automatic Option Grant Program will be limited to (i) those individuals who first become non-employee Board members at any time on or after the March 2. 2004 effective date of the Plan, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members on or after that date.

Grant Dates

There will be three types of option grants made under the Automatic Option Grant Program to the non-employee Board members.

Grants to New Board Members. Each individual who is first elected or appointed as a non-employee Board member at any time on or after March 2, 2004 will automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 25,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation.

Annual Board Grants. On the first trading day in January each year, beginning with the 2005 calendar year, each individual who is serving at that time as a non-employee Board member will automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that such individual has served as a non-employee Board member for a period of at least six (6) months.

Annual Committee Grants. On the first trading day in January each year, beginning with the 2005 calendar year, each individual who is serving at that time as a member of any of the Board committees will automatically be granted a Non-Statutory Option to purchase 2,500 shares of Common Stock for each Board committee on which he or she is then serving, except that the option grant made to the Chair of the Audit Committee will be for an additional 5,000 shares for a total option grant of 7,500 shares and the option grant made to the Chair of any other Board committee will be for an additional 2,500 shares for a total option grant of 5,000 shares.

There will be no limit on the number of annual Board grants or Board committee grants any individual may receive under the Automatic Option Grant Program over his or her period of continued Board service, and non-employee Board members will be eligible to receive one or more such option grants over their period of continued Board service, whether or not they have been in the prior employ of the Corporation.

Exercise Price

The exercise price per share in effect under each automatic option grant will be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the grant date.

Exercisability/Vesting

Each option will be immediately exercisable for any or all of the option shares. However, any shares purchased under the option grant will be subject to repurchase by the Corporation, upon the optionee’s cessation of Board service prior to vesting in those shares, at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the fair market value per share at the time of such cessation of Board service. The shares subject to each initial 25,000-share option grant will vest, and the Corporation’s repurchase right with respect to those shares will lapse, in a series of thirty-six (36) successive equal monthly installments upon the optionee’s completion of each year of Board service over the three (3)-year period measured from the grant date. The shares subject to each annual Board or Board committee grant will vest upon the optionee’s completion of one year of Board service measured from the grant date. The shares subject to each option grant outstanding under the Automatic Option Grant Program will also vest on an accelerated basis upon an acquisition or other change in control of the Corporation, as explained in more detail below.

Exercise of Option

The option is exercisable upon notice (whether written or in electronic format) to the Corporation in which there is specified the number of shares to be purchased under such option. The notice must be accompanied by (i) payment of the exercise price for the purchased shares, unless a cashless exercise is to be effected as described below, and (ii) appropriate proof that the person exercising the option (if other than the optionee) has the right to effect such exercise. To the extent the option is exercised for any unvested shares, the exercise notice must be accompanied by a signed stock purchase agreement (in form and substance satisfactory to the Corporation) which evidences the Corporation’s right to repurchase, at the lower of (i) the exercise price paid per share or (ii) the fair market value per share at the time of repurchase, any of the shares which remain unvested at the time of the optionee’s cessation of Board service and which precludes the sale or other transfer of those shares while they remain subject to such repurchase right.

Payment of the exercise price may be made in cash or check payable to the Corporation or in shares of Common Stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes (generally a six (6)-month period).

Cashless exercises are also permitted for the acquisition of vested option shares. To use this procedure, the optionee must provide irrevocable written instructions to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the vested shares purchased under the option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for those shares plus all applicable withholding taxes. Concurrently with such instructions, the optionee must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale.

Term of Option

Each automatic option grant will have a term of ten (10) years measured from the option grant date, subject to earlier termination upon the optionee’s cessation of Board service.

Termination of Board Service

Should the optionee cease to serve as a Board member for any reason other than death, retirement or permanent disability while holding one or more automatic option grants, then such individual will have a twelve (12)-month period in which to exercise each such option for any or all shares of Common Stock in which he or she is vested under that option at the time of such cessation of service. Under no circumstances, however, may any such option be exercised after the specified expiration date of the option term. Upon expiration of the twelve (12)-month period or (if earlier) upon the expiration of the option term, the option will terminate and cease to be outstanding for all vested shares for which that option has not otherwise been exercised. However, each option will, immediately upon the optionee’s cessation of Board service, terminate and cease to be outstanding with respect to any option shares in which the optionee is not at that time vested.

Should the optionee cease Board service by reason of retirement, then each automatic option grant made to such individual may be exercised for any or all shares of Common Stock in which he or she is vested under that option at the time of his or her retirement, and each such automatic option grant will remain so exercisable until the expiration date of the option term.

 Should the optionee die or become permanently disabled while serving as a Board member or cease Board service by reason of retirement, then the shares of Common Stock at the time subject to each automatic option grant held by such individual will immediately vest in full, and the Corporation’s repurchase rights with respect to those shares will terminate, and the optionee (or the representative of the optionee’s estate or the person or persons to whom those options are transferred upon the optionee’s death) will have until the expiration of the option term in which to exercise each such option for any or all of those vested shares of Common Stock.

For purposes of the Plan, a non-employee Board member will be deemed to be permanently disabled if such individual is unable to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of a continuous duration of twelve (12) months or more. A non-employee Board member will deemed to have ceased Board service by reason of retirement if such cessation of Board service occurs after the later of (i) his or her completion of five (5) years of Board service or (ii) attainment of age fifty five (55).

Change in Control

Should a Change in Control occur during the optionee’s period of Board service, then the unvested shares of Common Stock at the time subject to each outstanding automatic option grant held by such optionee will automatically vest in full, and the Corporation’s repurchase rights with respect to those shares will terminate, so that each such option will, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares.

Immediately following the consummation of the Change in Control, all unexercised automatic option grants will terminate and cease to be outstanding, except to the extent assumed by the successor corporation or otherwise continued in effect pursuant to the terms of the Change in Control transaction. Each automatic option grant that is assumed by the successor corporation or otherwise continued in effect pursuant to the terms of the Change in Control transaction will, immediately after that Change in Control, be appropriately adjusted to apply to the number and class of securities which would have been issued to the holder of such award in consummation of the Change in Control had the option been exercised immediately prior to the Change in Control. Appropriate adjustments will also be made to the exercise price payable per share under each assumed or continued option, provided the aggregate exercise price for the shares subject to such option award will remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the options outstanding under the Automatic Option  Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

Each automatic option grant which is assumed or otherwise continued in effect in connection with such a Change in Control will remain exercisable for the vested shares until such option expires or terminates in accordance with its terms.

A Change in Control will be deemed to occur upon (i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or (iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.

The automatic option grants will not affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Hostile Take-Over

Should a Hostile Take-Over occur during the optionee’s period of Board service, then the unvested shares of Common Stock at the time subject to each outstanding automatic option grant held by such optionee will automatically vest in full, and the Corporation’s repurchase rights with respect to those shares will terminate, so that each such option will, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares.

Each option which vests on an accelerated basis in connection with a Hostile Take-Over will remain exercisable for the vested shares until such option expires or terminates in accordance with its terms.

A Hostile Take-Over will be deemed to occur in the event (i) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or (ii) any person or related group of persons directly or indirectly acquires beneficial ownership of securities possessing more than twenty percent (20%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

Hostile Tender-Offer

Upon the occurrence of a Hostile Tender-Offer during the optionee’s period of Board service, such optionee will have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The non-employee Board member will in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender-Offer Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the non-employee Board member is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution will be paid within five (5) days following the surrender of the option to the Corporation. No approval of the Board or any Plan Administrator will be required at the time of the actual option surrender and cash distribution.

A Hostile Tender-Offer will be deemed to occur in the event any person or related group of persons directly or indirectly acquires beneficial ownership of securities possessing more than twenty percent (20%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

The Tender-Offer Price per share of Common Stock will be deemed to be equal to the greater of (i) the fair market value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Tender-Offer or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Tender-Offer.

Valuation

The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on the date immediately preceding the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date immediately preceding the date in question, then the fair market value will be the closing selling price on the last preceding date for which such quotation exists.

Stockholder Rights and Option Assignability

The non-employee Board member will not have any stockholder rights with respect to the shares of Common Stock subject to the automatic option grant until such individual has exercised the option, paid the exercise price and become the holder of record of the purchased shares.

Option grants under the Automatic Option Grant Program will be assignable in whole or in part by the non-employee Board member during his or her lifetime to one or more of the optionee’s family members or to a trust established exclusively for the optionee and/or one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. No such assignment will be permitted, however, unless in connection with the optionee’s estate plan or pursuant to divorce or other marital separation proceedings. To the extent the non-employee Board member dies while holding one or more automatic option grants, those grants will be transferred either in accordance with the terms of his or her will or the laws of inheritance or pursuant to any beneficiary designation in effect for those grants at the time of his or her death.

For purposes of any such option assignment, the optionee’s family members will be limited to his or her spouse or former spouse,  children or  stepchildren, grandchildren, parents or stepparents,  grandparents, and any sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

MISCELLANEOUS

Plan Termination

The Plan will terminate upon the earliest to occur of (i) March 1, 2014, (ii) the date on which all shares available for issuance under the Plan are issued as fully-vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control. If the Plan terminates on March 1, 2014, then any option grants, stock appreciation rights, unvested stock issuances, restricted stock units or other stock-based awards outstanding at that time will continue to have force and effect in accordance with the provisions of the agreements evidencing those grants.

Compliance with Applicable Laws

The option grants under the Automatic Option Grant Program and the issuance of Common Stock upon the exercise of those options are subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from issuing shares of Common Stock under the Automatic Option Grant Program in the event one or more required approvals or permits are not obtained.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

No Impairment of Rights

No option grant under the Automatic Option Grant Program will adversely affect or otherwise impair the right of the Corporation or the stockholders to remove the holder of that grant from service on the Board at any time in accordance with the provisions of applicable law. In addition, nothing in the Plan will limit the authority of the Corporation to grant options outside of the Plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, company or other business entity.

RESTRICTIONS ON RESALE

Non-employee Board members who hold option grants under the Automatic Option Grant Program will be subject to certain restrictions under the Federal securities laws with respect to their transactions under those programs. These restrictions may be summarized as follows:

Section 16

Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Corporation to recover any profit realized by any officer, director or beneficial owner of more than ten percent (10%) of the Corporation’s outstanding Common Stock (a “Section 16 Insider”) from any purchase and sale, or sale and purchase, of such Common Stock made within a period of less than six (6) months. The Securities and Exchange Commission (the “SEC”) has issued a series of rules under Section 16(b) of the 1934 Act which govern the short-swing liability treatment of certain transactions effected by a Section 16 Insider under equity incentive plans such as the Plan. The application of those rules to transactions effected under the Automatic Option Grant Program may be summarized as follows:

Option Grant. The receipt of an option grant under the Automatic Option Grant Program will not be treated as a “purchase” of the underlying option shares for short-swing liability purposes.

Option Exercise. The exercise of an option under  the Automatic Option Grant Program will be an exempt transaction and will not be treated as a “purchase” of the acquired shares.

Delivery of Shares. The delivery of shares of Common Stock in payment of the exercise price will be an exempt transaction for short-swing liability purposes.

Option Surrender. The surrender of the option for a cash distribution from the Corporation in connection with a Hostile Tender-Offer will be an exempt transaction which will not have to be taken into account for short-swing liability purposes.

Sale of Shares. Any sale of shares purchased upon exercise of an option grant under the Automatic Option Grant Program will be treated as a sale for short-swing liability purposes and will be matched against any non-exempt purchases of Common Stock (e.g., open-market purchases) made by the Board member within six (6) months before or after the sale date.

Reporting Requirements

Each of the following transactions involving a Section 16 Insider must be reported on a Form 4 within two (2) business days following the date on which such transaction occurs:

•                                          Receipt of an option grant

•                                          Exercise of an option grant

•                                          Same day option exercise and sale

•                                          Delivery of shares in payment of the option exercise price

•                                          Surrender of unvested shares for repurchase

•                                          Surrender of an option grant for a cash distribution from the Corporation in connection with a Hostile Tender-Offer

If the exercise price is paid with shares of Common Stock, then the disposition of those shares should also be reported on the same Form 4 for the option exercise.

The sale of Common Stock must be reported on a Form 4 filed within two (2) business days after the date on which the sale is effected (i.e., the trade date).

Rule 144

Board members, their relatives and trusts, estates, corporations or other entities controlled by such Board members or their relatives may be deemed to be affiliates of the Corporation. Affiliates of the Corporation are obligated to resell their shares in compliance with SEC Rule 144. This rule requires such sales to be effected in

“broker’s transactions,” as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of such sale. The rule also limits the number of shares which may be sold in any three (3)-month period to the greater of (a) one percent (1%) of the outstanding shares of Common Stock or (ii) the average weekly reported volume of trading in such shares on all securities exchanges during the four (4) calendar weeks preceding the filing of the required notice of proposed sale. However, the one (1)-year holding period requirement of Rule 144 will not be applicable to any shares of Common Stock acquired under the Plan.

Board members should consult with counsel before offering for sale any shares of Common Stock acquired under the Plan so that they may assure their compliance with Rule 144, Section 16 and other applicable provisions of Federal and state securities laws.

FEDERAL TAX CONSEQUENCES

The following is a general description of the Federal income tax consequences of the Non-Statutory Options granted under the Automatic Option Grant Program. Each Board member should consult with his or her own tax advisor with respect to the actual tax treatment of particular transactions under the Plan.

Option Grant. No taxable income is recognized upon receipt of the option grant.

Option Exercise - Vested Shares. To the extent the option is exercised for vested shares of Common Stock, the Board member will recognize ordinary income at the time of such exercise in an amount equal to the excess of (i) the fair market value of those vested shares on the exercise date over (ii) the exercise price paid for such shares.

Option Exercise - Unvested Shares. If the shares of Common Stock purchased under the option are unvested and subject to the Corporation’s right to repurchase those shares at the lower of (i) the exercise price paid per share or (ii) the fair market value per share at the time of repurchase, should the optionee cease Board service prior to vesting in such shares, then no taxable income will be recognized at the time the option is exercised for those shares. However, the optionee will have to report as ordinary income, as and when the Corporation’s repurchase rights lapses, an amount equal to the excess of (i) the fair market value of the shares on the date those shares vest over (ii) the exercise price paid for such shares.

The optionee may, however, elect under Code Section 83(b) to include as ordinary income, in the year in which the option is exercised, an amount equal to the excess of (i) the fair market value of the unvested shares of Common Stock on the exercise date over (ii) the exercise price paid for those shares. The fair market value of the purchased shares of Common Stock will be determined as if the shares were not subject to the Corporation’s repurchase right. If the Section 83(b) election is made, then no additional income will be recognized when the Corporation’s repurchase right subsequently lapses. The Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days following the date the option is exercised.

Sale or Other Disposition of Shares. Upon the sale or other taxable disposition of the shares of Common Stock purchased under the Automatic Option Grant Program, the Board member will recognize capital gain equal to the excess of (i) the amount realized upon such sale over (ii) the fair market value of the shares at the time the Board member recognized the ordinary income with respect to their acquisition. A capital loss will result if the amount realized upon the sale is less than such fair market value.

The gain or loss will be long-term if the shares are held for more than one (1) year prior to such sale or disposition. The holding period will normally start at the time the option is exercised. However, if the shares of Common Stock purchased under the Automatic Option Grant Program are unvested and subject to the Corporation’s repurchase right, then the holding period will start either (i) at the time the shares vest, if no Section 83(b) election is made at the time of the option exercise, or (ii) at the time the option is exercised if the Code Section 83(b) election is filed within thirty (30) days after the exercise date.

Surrender of Option. The surrender of the option for a cash distribution in connection with a Hostile Tender-Offer will result in the Board member’s recognition of ordinary income in an amount equal to such cash distribution.

Corporate Deduction. The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Board member in connection with the exercise or surrender of the option. The deduction will, in general, be allowed for the taxable year of the Corporation in which the ordinary income is recognized by the Board member. However, if the deduction is attributable to an automatic option grant exercised for unvested shares of Common Stock subject to the Corporation’s repurchase right, then in the absence of a Section 83(b) election, the deduction will not be allowed until the taxable year of the Corporation which includes the last day of the calendar year in which the Board member recognizes the ordinary income with respect to the unvested shares acquired under that option.

Federal Income Tax Rates. The rules governing the applicable federal income tax rates for the 2004 calendar year may be summarized as follows:

Regular Tax Rates. As a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Tax Relief Act”), the maximum federal tax rate on ordinary income in excess of $319,100 ($159,550 for a married taxpayer filing a separate return) is 35% for the 2004 calendar year and for each subsequent taxable year until the first taxable year beginning after December 31, 2010. The applicable $319,100 or $159,550 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2004. Certain limitations are imposed upon a taxpayer’s itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 35%.

Capital Gain Tax Rates. Short-term capital gains are subject to the same tax rates as ordinary income. As a result of the 2003 Tax Relief Act, long-term capital gains recognized in calendar year 2004 or in any subsequent taxable year prior to the first taxable year beginning after December 31, 2008 will be subject to a maximum federal tax rate of 15% (or 5% for taxpayers whose tax rate on ordinary income for the year is at the 10% or 15% level). Long-term capital gains recognized in taxable years beginning after December 31, 2008 will be subject to a maximum federal tax rate of 20%.

Alternative Minimum Tax Rates. The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year. The first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%. However, the portion of your alternative minimum taxable income attributable to (i) any capital gain recognized upon the sale or disposition of capital assets held for more than one (1) year or (ii) certain qualified dividend income will be subject to a reduced alternative minimum tax rate of 15% (5% for individuals whose tax rate on ordinary income for the year is at the 10% or 15% level). The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular federal income tax for the year (computed without regard to certain credits and special taxes).

Itemized Deductions. For the tax year ending December 31, 2004, itemized deductions are reduced by 3% of the amount by which the taxpayer’s adjusted gross income for the year exceeds $142,700 ($71,350 for a married taxpayer filing a separate return). However, the reduction may not exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $142,700 or $71,350 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 2004.

Personal Exemptions. In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,500 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer’s adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for 2004 are $214,050 for married taxpayers filing joint returns (and in certain instances, surviving spouses), $178,350 for heads of households, $142,700 for single taxpayers and $107,025 for married taxpayers filing separate returns. Accordingly, the deduction is completely eliminated for any taxpayer whose adjusted gross income for the year exceeds the applicable threshold amount by more than $122,500 (or $61,250 for a married taxpayer filing a separate return). The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 2004.

CORPORATION INFORMATION AND ANNUAL PLAN INFORMATION

IntraBiotics Pharmaceuticals, Inc. is a Delaware corporation which maintains its principal executive offices at 1255 Terra Bella Avenue, Mountain View, California 94043. The telephone number at the executive offices is (650) 526-6800. You may contact the Corporation at this address or telephone number for further information concerning the Plan and its administration.

A copy of the Corporation’s Annual Report to Stockholders for the most recent fiscal year will be furnished to each participant in the Plan, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary of the Corporation at its principal executive office or upon telephoning the Corporation at its principal executive office. In addition, any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents.

(a)          The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission on March [    ], 2004;

(b)         All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act, since the end of the fiscal year covered by the Corporation’s Annual Report referred to in (a) above; and

(c)          The Corporation’s Registration Statement No. 000-29993 on Form 8-A filed with the Commission on March 17, 2000 pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Corporation’s outstanding Common Stock.

Unless expressly incorporated into this Prospectus, a report furnished on Form 8-K shall not be incorporated by reference into this Prospectus.

The Corporation will also deliver to each participant in the Plan who does not otherwise receive such materials a copy of all reports, proxy statements and other communications distributed to the Corporation’s stockholders.